UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

Preformed Line Products Company
 (Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 22, 2009, Preformed Line Products Company (the “Company”), and Tyco Electronics Group S.A. (“Tyco Electronics”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, at closing, the Company will acquire from Tyco Electronics its Dulmison business for $16 million and the assumption of certain liabilities, subject to a customary post-closing working capital adjustment. Dulmison is a leader in the supply and manufacturer of electrical transmission and distribution products. In accordance with the Purchase Agreement, the acquisition of Dulmison includes both the acquisition of equity of certain Tyco Electronics entities and the acquisition of assets from other Tyco Electronics entities. The closing of the acquisition is subject to customary closing conditions, including certain regulatory approvals, and is expected to occur in the fourth quarter of 2009 or first quarter of 2010. In addition, the Purchase Agreement includes customary representations, warranties, covenants and indemnification provisions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBIT

(d) Exhibits

99.1	Press release dated October 26, 2009, announcing the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline A. Saylor, General Counsel &
Corporate Secretary

DATED: October 26, 2009